As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-259522

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delaware	441310	81-3674868
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

(866) 909-6699

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lev Peker

Chief Executive Officer

PARTS iD, Inc.

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

(609) 642-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert

James M. Fischer

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, NJ 07078

(973) 520-2550

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement originally filed under cover of Form S-1 (File No. 333-259522), or the Registration Statement, is being filed by PARTS iD, Inc., a Delaware corporation, or the Company, in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the Class A common stock, par value $0.0001 per share, of the Company held for resale by the selling stockholders named therein which remain unsold on the date hereof.

Following effectiveness of this Post-Effective Amendment No. 1, the Registrant intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, New Jersey, on February 22, 2024.

PARTS ID, INC.

By:	/s/ Lev Peker
Lev Peker
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lev Peker	Director and Chief Executive Officer	February 22, 2024
Lev Peker	(Principal Executive Officer)

/s/ Arkady Goldinstein	Interim Chief Financial Officer	February 22, 2024
Arkady Goldinstein	(Interim Principal Financial Officer and Interim Principal Accounting Officer)

/s/ Prashant Pathak	Chairman of the Board of Directors	February 22, 2024
Prashant Pathak

/s/ Aditya Jha	Director	February 22, 2024
Aditya Jha

/s/ Darryl T.F. McCall	Director	February 22, 2024
Darryl T.F. McCall

/s/ Rahul Petkar	Director	February 22, 2024
Rahul Petkar

/s/ Edwin J. Rigaud	Director	February 22, 2024
Edwin J. Rigaud

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